As filed with the Securities and Exchange Commission on March 7, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
OptiNose, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1020 Stony Hill Road, Suite 300 Yardley, Pennsylvania 19067	42-1771610
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
2017 EMPLOYEE STOCK PURCHASE PLAN
NON-QUALIFIED STOCK OPTION AWARD (INDUCEMENT GRANT)
(Full title of the plans)

Ramy Mahmoud Chief Executive Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, Pennsylvania 19067 (267) 364-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:
Michael F. Marino Chief Legal Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, PA 19067 (267) 364-3500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
Amended and Restated 2010 Stock Incentive Plan and 2017 Employee Stock Purchase Plan
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional (i) 4,459,710 shares of common stock, par value $0.001 per share (“Common Stock") of OptiNose, Inc. (the "Registrant"), issuable pursuant to the OptiNose, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and (ii) 557,464 shares of common stock of the Registrant to be issued pursuant to the OptiNose, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”). These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provision in each of the 2010 Plan and the 2017 ESPP, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula or will be increased to such lesser total number of shares as may be determined by the Board with respect to the 2010 Plan or by the administrator with respect to the 2017 ESPP. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 20, 2017 (File No. 333-221047), March 13, 2018 (File No. 333-223617), March 6, 2019 (File No. 333-230083), March 9, 2020 (File No. 333-236978), March 3, 2021 (File No. 333-253814) and March 8, 2022 (File No. 333-263362) to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
Inducement Award
This Registration Statement is also being filed for the purpose of registering shares of Common Stock issuable upon the exercise of a nonqualified stock option award to purchase 500,000 shares of Common Stock granted to an employee of the Registrant on December 15, 2022 to induce the individual to accept employment with the Registrant (the “Inducement Award”). The Inducement Award was approved by the Registrant’s Compensation Committee of the Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Award was granted outside of the 2010 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2010 Plan, the 2017 ESPP, or the Inducement Award, as applicable, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:
•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 7, 2023;
•the Registrant’s Current Report on Form 8-K filed with the Commission on January 31, 2023 (except Item 2.02 and Exhibit 99.1) and on March 7, 2023 (except Item 2.02 and Exhibit 99.1); and
•the description of the Common Stock contained in our registration statement on Form 8-A (File No. 001-38241) filed with the Commission on October 10, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our fourth amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•transaction from which the director derives an improper personal benefit;
•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or redemption of shares; or
•breach of a director’s duty of loyalty to the corporation or its stockholders.
Our fourth amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
As permitted by the Delaware General Corporation Law, we have entered into indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted.
We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).
5.1*	Opinion of the Company's Chief Legal Officer as to the legality of the securities being registered.
10.1
Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

10.2
Form of Non-Qualified Stock Option Agreement (Inducement Grant) (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 19, 2020).

10.3
2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of the Company's Chief Legal Officer (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
107*	Filing Fee Table
______________
*Filed herewith
Item 9. Undertakings.
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Yardley, Commonwealth of Pennsylvania, on the 7th day of March, 2023.

OPTINOSE, INC.
By:	/s/ RAMY MAHMOUD
Ramy Mahmoud
Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of OptiNose, Inc., hereby severally constitute and appoint Ramy Mahmoud and Anthony J. Krick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable OptiNose, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ RAMY MAHMOUD	Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2023
Ramy Mahmoud

/s/ ANTHONY J. KRICK	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 7, 2023
Anthony J. Krick

/s/ JOSEPH C. SCODARI	Chairman of the Board of Directors	March 7, 2023
Joseph C. Scodari

/s/ WILHELMUS GROENHUYSEN	Director	March 7, 2023
Wilhelmus Groenhuysen

/s/ SANDRA L. HELTON	Director	March 7, 2023
Sandra L. Helton

/s/ TOMAS J. HEYMAN	Director	March 7, 2023
Tomas J.Heyman

/s/ CATHERINE E. OWEN	Director	March 7, 2023
Catherine E. Owen

/s/ ERIC BEDNARSKI	Director	March 7, 2023
Eric Bednarski

/s/ KYLE DEMPSEY	Director	March 7, 2023
Kyle Dempsey

/s/ R. JOHN FLETCHER	Director	March 7, 2023
R. John Fletcher